UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 20, 2023 (October 20, 2023)

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

texas	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 561-809-4644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GWTI	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2023, Greenway Technologies, Inc., a Texas corporation (“GWTI”) entered into a Letter of Intent (“LOI”) with GME Hydro LP (“GME”), a Limited Partnership registered in the State of Pennsylvania. Certain conditions under the LOI were met on October 20, 2023, which required the filing of this Form 8-K.

Under the LOI, GWTI will manufacture and deliver two patented GWTI G-Reformer units to GME for the purpose of converting natural gas (“CH4’) to hydrogen (“H2”) for use in an electrical power generation system.

GWTI’s two G-Reformer units are configured to produce approximately 10,800 Kg of carbon-free hydrogen to fuel reciprocating electrical generators sufficient to generate 10 Megawatts of electricity.

GME will purchase, install and operate the two G-Reformer units at its facility, where it has access to on-site pipelines and renewable natural gas. By combining incoming natural gas with 25% renewable natural gas, the project is expected to eligible for Federal Clean Air Act Credits.

GME will deploy GWTI’s proprietary technology to achieve it goal of a low-cost onsite clean hydrogen production solution with no atmospheric carbon, as G-Reformer units are compatible with processes that separate carbon from its only production bi-product, CO2. The liquified carbon will be sold to provide additional revenue and offset operating costs.

In conjunction with the execution of the LOI, GME has elected to make an investment in GWTI through the purchase of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Greenway Technologies, Inc.

	By	/s/ Ransom B. Jones
Ransom B. Jones
Chief Financial Officer

Date: October 20, 2023